EXHIBIT (j)(2)
                   OPINION OF SUTHERLAND ASBILL & BRENNAN LLP


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SUTHERLAND LETTERHEAD

                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

     We consent to the reference to our firm under the heading "Legal Counsel and Auditors" in the statement of additional information included in Post-Effective Amendment No. 30 to the Registration Statement on Form N-1A for IDEX Mutual Funds (File No. 33-2659). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                            SUTHERLAND, ASBILL & BRENNAN LLP

                                            By: /s/ KIMBERLY J. SMITH
                                                ---------------------
                                                    Kimberly J. Smith

Washington, D.C.
February 26, 1999